Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

July 29, 2019

Sunnova Energy International Inc.

20 East Greenway Plaza

Suite 475

Houston, Texas 77046

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Sunnova Energy International Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 9,544,300 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), issuable pursuant to the Sunnova Energy International Inc. 2019 Long-Term Incentive Plan (the “2019 Plan”), the Sunnova Energy International Inc. Stock Option Plan (the “2016 Plan”) and the Sunnova Energy International Inc. 2013 Stock Option Plan, as amended and restated (the “2013 Plan”, and together with the 2019 Plan and the 2016 Plan, the “Plans”), certain legal matters in connection with the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In connection with this opinion and as a basis for the opinions herein after expressed, we have examined (i) the form of Second Amended and Restated Certificate of Incorporation of Sunnova filed as an exhibit to the registration statement on Form S-1 (File No. 333-232393)(“S-1 Registration Statement”), (ii) the form of Second Amended and Restated Bylaws of Sunnova filed as an exhibit to the S-1 Registration Statement, (iii) the Plans, (iv) originals, or copies certified or otherwise identified, of the corporate records of the Company, (v) certificates of public officials and of representatives of the Company, (vi) the Registration Statement and (vii) statutes and other instruments and documents as we have deemed necessary or advisable for purposes of this opinion.

In connection with this opinion, we have assumed that (i) the Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, in the forms filed as exhibits to the S-1 Registration Statement, will have become effective; (ii) all Common Stock will be issued in the manner stated in the Registration Statement; (iii) the consideration received by the Company for the Shares will not be less than the par value of the Shares; (iv) at or prior to the time of the delivery of any Shares, the Registration Statement will be effective under the Securities Act; and (v) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Sunnova Energy International Inc.	- 2 -	July 29, 2019

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that following due authorization of a particular award as provided in and in accordance with the Plans, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Plans and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the General Corporation Law of the State of Delaware, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.